Exhibit C

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of TubeMogul, Inc. is filed on behalf of each of the undersigned.

Dated: August 4, 2014

FOUNDATION CAPITAL MANAGEMENT CO.VI, L.L.C.

By:	/s/ William B. Elmore
Member

FOUNDATION CAPITAL VI, L.P.
By:	Foundation Capital Management Co. VI, L.L.C. its General Partner

By:	/s/ William B. Elmore
Member

FOUNDATION CAPITAL VI PRINCIPALS FUND, L.L.C.
By:	Foundation Capital Management Co. VI, L.L.C. its Manager

By:	/s/ William B. Elmore
Member